Registration No. 333-

      As filed with the Securities and Exchange Commission on May 28, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

               Virginia                                          54-0493875
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

           9950 Mayland Drive
           Richmond, Virginia                                      23233
(Address of Principal Executive Offices)                         (Zip Code)
                                   ----------

           CIRCUIT CITY STORES, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                           FOR CARMAX GROUP EMPLOYEES

               CIRCUIT CITY STORES, INC. 1994 STOCK INCENTIVE PLAN

               CIRCUIT CITY STORES, INC. AMENDED AND RESTATED 1989
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

               CIRCUIT CITY STORES, INC. 1988 STOCK INCENTIVE PLAN

           CIRCUIT CITY STORES, INC. 1984 EMPLOYEE STOCK PURCHASE PLAN
                             (Full titles of plans)
                                   ----------

                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE




                                                                         Proposed     Proposed
                                                                          Maximum      Maximum
                                                                         Offering     Aggregate
                                                       Amount to be      Price Per     Offering       Amount of
Title of Securities to be Registered                    Registered         Share        Price     Registration Fee
------------------------------------                    ----------         -----        -----     ----------------

Circuit City Stores, Inc. --                                (5)             N/A          N/A            $ 0
Circuit City Group Common Stock, par value $.50
per share (1), with attached Rights to Purchase
Preferred Stock,  Series E, par
value $20.00 per share (2)

Circuit City Stores, Inc. --                                (5)             N/A          N/A            $ 0
CarMax Group Common Stock,
par value $.50 per share (3), with attached
Rights to Purchase Preferred Stock, Series F,
par value $20.00 per share (4)

(1) Registered solely because the shares of Circuit City Stores, Inc.--CarMax Group Common Stock ("CarMax Group Stock") previously registered for issuance under the 1997 Employee Stock Purchase Plan for CarMax Group Employees, 1994 Stock Incentive Plan, 1989 Non-Employee Directors Stock Option Plan, 1988 Stock Incentive Plan and 1984 Employee Stock Purchase Plan (collectively, the "Plans") may be converted, at the option of the Registrant, into shares of Circuit City Stores, Inc.--Circuit City Group Common Stock ("Circuit City Group
         Stock") in accordance with the terms of the CarMax Group Stock. No additional consideration would be paid by the holders of CarMax Group Stock upon a conversion of the CarMax Group Stock into Circuit City Group Stock. Accordingly, no separate fee is paid.

(2) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the Circuit City Group Stock. Value, if any, of the Rights is reflected in the market price of the Circuit City Group Stock. Accordingly, no separate fee is paid.

(3) Registered solely because the shares of Circuit City Group Stock previously registered for issuance under the Plans may be converted, at the option of the Registrant, into shares of CarMax Group Stock in accordance with the terms of the Circuit City Group Stock. No additional consideration would be paid by the holders of Circuit City Group Stock upon a conversion of the Circuit City Group Stock into CarMax Group Common Stock. Accordingly, no separate fee is paid.

(4) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the CarMax Group Stock. Value, if any, of the Rights is reflected in the market price of the CarMax Group Stock. Accordingly, no separate fee is paid.

(5) This Registration Statement registers an indeterminate number of shares of Circuit City Group Stock and CarMax Group Stock (including, in each case, the associated Rights) issuable upon any conversion of the shares of CarMax Group Stock and Circuit City Group Stock, respectively, that have previously been registered for issuance under the Plans.

         Pursuant to the terms of the Company's Common Stock, the Company may, at its option, convert each share of Circuit City Stores, Inc.--Circuit City Group Common Stock ("Circuit City Group Stock") or Circuit City Stores, Inc.--CarMax Group Common Stock ("CarMax Group Stock") into a number of shares of CarMax Group Stock or Circuit City Group Stock, respectively, based on the ratio of the time-weighted average market values of a share of each series. This Registration Statement covers an indeterminate number of shares of Circuit City Group Stock and CarMax Group Stock issuable upon any such conversion of the shares of CarMax Stock and Circuit City Stock, respectively, that have been previously registered for issuance under the Company's 1997 Employee Stock Purchase Plan for CarMax Group Employees, 1994 Stock Incentive Plan, Amended and Restated 1989 Non-Employee Directors Stock Option Plan, 1988 Stock Incentive Plan and 1984 Employee Stock Purchase Plan.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

                  (a) the Company's Prospectus filed with the Commission on February 5, 1997 pursuant to Rule 424(b) relating to the Company's Registration Statements on Form S-3 (Registration Nos. 333-15995 and 333-21039);

                  (b) all other  reports filed with the  Commission  pursuant to
                  Section 13(a) or 15(d) since February 29, 1996, including the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1996, August 31, 1996, and November 30, 1996 and the Company's Current Reports on Form 8-K filed with the Commission on March 8, 1996 and November 1, 1996;

                  (c) the Company's Proxy Statement filed with the Commission on December 24, 1996, but only as to Annexes V, VI and VII;

                  (d) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Form 8-A/A filed with the Commission on January 31, 1997 (File No. 1-5767) and all amendments and reports filed for the purpose of updating such description; and

                  (e) the description of the Rights to Purchase Preferred Stock, Series E and the Rights to Purchase Preferred Stock, Series F contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Form 8-A/A filed with the Commission on January 31, 1997 (File No.
                  1-5767) and all amendments and reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 8.   Exhibits.

          See Exhibit Index following signatures.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

     (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering thereof.

(c)  That,  insofar  as  indemnification   for  liabilities  arising  under  the
     Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on May 27, 1997.

                            CIRCUIT CITY STORES, INC.
                            Registrant



                            By: /s/ Michael T. Chalifoux
                                    Michael T. Chalifoux
                                    Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on this the 27th day of May, 1997.

Signature:                                           Title:


* Richard L. Sharp                          Chief Executive Officer
  Richard L. Sharp                          and Chairman of the Board



* Alan L. Wurtzel                           Vice Chairman of the Board
 Alan L. Wurtzel                            and Director



/s/ Michael T. Chalifoux                    Senior Vice President, Chief
 Michael T. Chalifoux                       Financial Officer, Secretary
                                            and Director


* Richard N. Cooper                         Director
 Richard N. Cooper




* Barbara S. Feigin                         Director
 Barbara S. Feigin


* Theodore D. Nierenberg                    Director
 Theodore D. Nierenberg


* Hugh G. Robinson                          Director
 Hugh G. Robinson


* Walter J. Salmon                          Director
 Walter J. Salmon


* Mikael Salovaara                          Director
 Mikael Salovaara


* John W. Snow                              Director
 John W. Snow


* Edward Villanueva                         Director
 Edward Villanueva


 /s/ Philip J. Dunn                         Principal Accounting Officer
 Philip J. Dunn




* By: /s/ Michael T. Chalifoux
        Michael T. Chalifoux
        Attorney-In-Fact




                                  EXHIBIT INDEX

         Exhibit
         Number     Document

          4.1 Company's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, are expressly incorporated herein by this reference.

          4.2 Company's Bylaws, as Amended and Restated June 18, 1996, filed as Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) are expressly incorporated herein by this reference.

          4.3 Company's Amended and Restated Rights Agreement dated February 3, 1997, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, is expressly incorporated herein by this reference.

          5         Opinion  and  Consent of  McGuire,  Woods,  Battle & Boothe,
                    L.L.P.

          23.1      Consent of KPMG Peat Marwick LLP.

          23.2 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibit 5).

          24        Powers of Attorney.